December 15, 1998



Kris Xavier
Vice President/Finance
Gottschalks
7 River Park Place East
Fresno, Ca.  93720

RE: Loan and Security Agreement, dated December 20, 1996, by and between Congress Financial Corporation (Western) and Gottschlaks Inc. (as amended, supplemented or modified from time to time, the "Loan Agreement")

Dear Ms. Xavier:

Reference is made to Section 9.18 of the above-referenced Loan Agreement. Capitalized terms used and not defined herein shall have the meanings set forth in the Loan Agreement.

Pursuant to Section 9.18, you are required to provide Lender with satisfactory evidence of a replacement Securitization Facility within ninety (90) days prior to the repayment of principal under the current Securitization
Facility. By letter dated December 11, 1998, you have notified us that you are actively pursuing a refinancing which you anticipate will be complete no later than January 31, 1999, and you have requested our agreement to waive the ninety (90) day deadline set forth in Section 9.18 until January 31, 1999.

We hereby waive the provisions of Section 9.18 for a period to end on January 31, 1999. On February 1, 1999, this provision shall be reinstated and be in full force and effect. This letter shall be effective upon receipt by us of a waiver fee in the amount of Fifty-Five Thousand ($55,000) Dollars.

By your acceptance hereof, you hereby represent and warrant that there exists no Event of Default under the Loan Agreement. The represenations and warranties set forth in the Loan Documents (other than any such representations and warranties that, by their terms, are specifically made as of a date other than the date hereof) are correct on and as of the date hereof as though made on and as of the date hereof.

                          CONGRESS FINANCIAL CORPORATION
                          (WESTERN)

                          By:\s\ Kristine Metchikian
                           Its:  Vice President


Accepted and agreed to:

GOTTSCHALKS INC.

By: \s\ Kris Xavier
Its:    Vice President/Finance